Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors of

The Children’s Place Retail Stores, Inc.

Secaucus, New Jersey

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our reports dated March 28, 2011, relating to the consolidated financial statements, the effectiveness of The Children’s Place Retail Stores, Inc.’s internal control over financial reporting, and schedule of The Children’s Place Retail Stores, Inc. appearing in the Annual Report on Form 10-K for the year ended January 29, 2011.

New York, New York

August 26, 2011